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                                                                    EXHIBIT 10.7


                                PROMISSORY NOTE

$10,000,000.00                   Dallas, Texas                  January 26, 1996


     FOR VALUE RECEIVED, the undersigned, DNA PLANT TECHNOLOGY CORPORATION, a Delaware corporation (herein called the "Borrower"), hereby promises to pay to the order to BIONOVA U.S. INC., a Delaware corporation (herein called the "Lender", which term shall also include any subsequent transferee of this Note), the principal sum of Ten Million and No/100 Dollars U.S. ($10,000,000.00), with interest on the unpaid balance thereof from the date of advancement thereof pursuant to the Loan Agreement (as hereinafter defined) until maturity at the rate or rates hereinafter provided, both principal and interest payable as hereinafter provided funds in lawful money of the United States of America at 1700 Pacific Avenue, Suite 3300 (attention: JAR), Dallas, Texas 75201, or at such other place as from time to time may be designated in writing by the holder of this Note.

     Borrower promises to pay interest on the principal amount hereof from time to time outstanding, from January 29, 1996, at the rate of 10.25% per annum (the "Loan Rate"), compounded annually. Interest shall accrue but not be payable until the unpaid principal amount hereof or any portion hereof which is prepaid is due and payable in full to Lender. Such interest shall be payable in like coin or currency as the principal amount hereof. Anything to the contrary notwithstanding, if at any time the Loan Rate exceeds the Maximum Rate (as hereinafter defined), the Loan Rate shall be limited to the Maximum Rate, but any subsequent reductions in the Loan Rate shall not reduce the rate of interest which the unpaid principal balance of this Note bears below the Maximum Rate until such time as the total amount of interest accrued on this Note equals the amount of interest that would have accrued under this Note if the Loan Rate had at all times been in effect. All past due principal and/or interest hereunder shall bear interest from maturity at the Maximum Rate. All interest calculations hereunder shall be made on the basis of a 365 day year and the actual number of days elapsed. Any payment made by Borrower to Lender hereunder shall be credited first to accrued and unpaid expenses hereunder or under the Loan Agreement, next to accrued and unpaid interest hereunder, and last to unpaid principal hereunder.

     Unless sooner demanded by Lender as permitted under the Loan Agreement, the entire unpaid principal amount hereof, together with interest accrued hereon, shall, without notice, be due and payable in full to Lender in immediately available funds on the earlier of (i) January 26, 1999, (ii) if either party has elected to terminate that certain Merger Agreement of even date herewith among Lender, Borrower and certain other parties noted therein (as such agreement may be amended from time to time, the "Merger Agreement") pursuant to Section 11.1(j) thereof, then on the date on which any form of "Alternative Transaction" (as that term is defined in the Merger Agreement) is actually consummated by Borrower, and (iii) if the Merger Agreement terminates for any other reason, then on the date on which an Alternative Transaction (involving more than 35% of the voting power, directly or indirectly through options, warrants or convertible securities, of Borrower or any party surviving such Alternative Transaction or more than 35% of the fair market value of the assets of Borrower) is actually consummated by


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Borrower. Upon the occurrence of an "Event of Default" under the Loan Agreement,
Lender may elect to declare and may at any time declare the entire unpaid principal amount hereof, together with interest accrued hereon, to be immediately due and payable.

     As provided in the Loan Agreement, this Note is secured by an Assignment of Patents of even date herewith evidencing a transfer of an interest in certain patent rights by Borrower to Lender as described therein.

     This Note may be prepaid in whole or in part at any time without bonus or penalty, subject to the terms and conditions of the Loan Agreement.

     This Note (a) is issued and delivered under that certain Loan Agreement of even date herewith between Borrower and Lender (herein, as from time to time supplemented, amended or restated, called the "Loan Agreement"), and is the Note as defined therein, and (b) is subject to the terms and provisions of the Loan Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events.

     It is the intent of Borrower and Lender in the execution of this Note and all other instruments now or hereafter executed in connection with this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Borrower and Lender stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law (the "Maximum Rate"). Neither the Borrower nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be required to pay interest on this Note at a rate in excess of the Maximum Rate and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the loan evidenced by this Note exceeds the Maximum Rate, Lender shall refund to Borrower the amount of such excess or shall credit the amount of such excess against the principal balance of this Note then outstanding. In the event that Lender shall collect monies which are deemed to constitute interest which would increase the effective interest rate on this Note to a rate in excess of the Maximum Rate, all such sums deemed to constitute interest in excess of the Maximum Rate shall, upon such determination, at the option of Lender, be either immediately returned to Borrower or credited against the principal balance of this Note then outstanding, without further penalty to Lender. By execution of this Note Borrower acknowledges that it believes the loan evidenced by this Note to be non-usurious and agrees that if, at any time, Borrower should have reason to believe that such loan is in fact usurious, it will give Lender notice of such condition and Borrower agrees that Lender shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term "applicable law" as used in this

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Note shall mean the laws of the State of New York or the laws of the United
States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

     Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, Borrower and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay in addition to the principal and interest due and payable hereon reasonable attorneys' and collection fees.

     Borrower and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other part, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

     This Note and the rights and duties of the parties hereunder shall be governed for all purposes by the law of the State of New York and the law of the United States applicable to transactions within such state.


                                                DNA PLANT TECHNOLOGY CORPORATION



                                                By:   /s/ ROBERT SERENBETZ
                                                   -----------------------------
                                                      Robert Serenbetz
                                                      Chief Executive Officer






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